Exhibit 5.1

Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
T +1 202 637 5600
F +1 202 637 5910
www.hoganlovells.com

December 8, 2010

Board of Directors

Walker & Dunlop, Inc.

7501 Wisconsin Avenue

Suite 1200

Bethesda, MD 20814

Ladies and Gentlemen:

We are acting as counsel to Walker & Dunlop, Inc., a Maryland corporation (the “Company”), and the Selling Stockholders (as defined below), in connection with the registration statement on Form S-1, as amended (file no. 333-168535) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering of up to 10,000,000 shares of the common stock (including 1,500,000 shares of common stock that may be purchased by the Underwriters (as defined below) pursuant to the overallotment option), par value $0.01 per share (the “Common Stock”) of the Company (the “Shares”), of which up to (i) 6,666,667 Shares are to be sold by the Company (the “Company Shares”) and (ii) 3,333,333 Shares are to be sold by the stockholders (the “Selling Stockholders”) identified in the Registration Statement (the “Selling Stockholder Shares”), pursuant to the proposed form of Underwriting Agreement among the Company, the Selling Stockholders and the underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General Corporation Law, as amended includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia.  Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group (a Swiss Verein), and their affiliated businesses with offices in:  Abu Dhabi   Alicante   Amsterdam   Baltimore   Beijing   Berlin   Boulder   Brussels   Caracas   Chicago   Colorado Springs   Denver   Dubai   Dusseldorf   Frankfurt   Hamburg   Hanoi   Ho Chi Minh City   Hong Kong   Houston   London   Los Angeles   Madrid   Miami   Milan   Moscow   Munich   New York   Northern Virginia   Paris   Philadelphia   Prague   Rome   San Francisco   Shanghai   Silicon Valley   Singapore   Tokyo   Warsaw   Washington DC   Associated offices: Budapest   Jeddah   Riyadh   Zagreb

Based upon, subject to and limited by the foregoing, we are of the opinion that (a) following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms of the Underwriting Agreement, and (iv) receipt by the Company of the consideration for the Company Shares specified in the resolutions of the Board of Directors, the Company shares will be validly issued, fully paid and nonassessable and (b) the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP